Exhibit 3.2

AMENDED AND RESTATED BYLAWS

AMERICAN PHYSICIANS INSURANCE COMPANY

AMENDED AND RESTATED BYLAWS

AMERICAN PHYSICIANS INSURANCE COMPANY

A Texas Insurance Corporation

PREAMBLE

These bylaws are subject to, and governed by, Chapter 822 of the Texas Insurance Code, the Texas Business Organizations Code and the Articles of Incorporation of American Physicians Insurance Company (the “Corporation”).  In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Texas Insurance Code or the provisions of the Articles of Incorporation of the Corporation, such provisions of the Texas Insurance Code or the Articles of Incorporation of the Corporation, as the case may be, will be controlling.

ARTICLE ONE: OFFICES

1.01

Registered Office and Agent.  The registered office of the Corporation within the State of Texas will be located at either (a) the principal place of business of the Corporation in the State of Texas or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Texas.

1.02

Other Offices.  The Corporation may, in addition to its registered office in the State of Texas, have such other offices and places of business, both within and without the State of Texas, as the board of directors of the Corporation may from time to time determine or as the business and affairs of the Corporation may require.  The principal place of business of this Corporation shall be in the City of Austin, Travis County, Texas.  All of the Corporation’s books and records shall be maintained at its principal place of business in the City of Austin, Travis County, Texas, or at such other location determined by the board of directors; provided, however, if the Corporation’s books and records are moved out-of-state, prior notice to the Texas Department of Insurance is required.

ARTICLE TWO: SHAREHOLDERS

2.01

Annual Meetings.  An annual meeting of shareholders of the Corporation shall be held on or before April 30th during each calendar year at such time as shall be designated by the board of directors and stated in the notice of the meeting, if not a legal holiday in the place where the meeting is to be held, and, if a legal holiday in such place, then on the next business day following, at the time specified in the notice of the meeting.  At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.02

Special Meetings.  A special meeting of the shareholders may be called at any time by the president, the board of directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting.  Only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting.

2.03

Place of Meetings.  The annual meeting of shareholders may be held at any place within or without the State of Texas designated by the board of directors.  Special meetings of shareholders may be held at any place within or without the State of Texas designated by the person or persons calling such special meeting as provided in Section 2.02 above.  Meetings of shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

2.04

Notice.  Except as otherwise provided by law, written or printed notice stating the place, day, and hour of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.05

Voting List.  At least ten days before each meeting of shareholders, the secretary shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder.  For a period of ten days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during usual business hours.  Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list.

2.06

Voting of Shares.  Treasury shares, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own Stock held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.  Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate served by him and are in the possession of such estate.  Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed.  A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares. The holders of shares of the Corporation’s Series A Redeemable Preferred Stock shall not be entitled to vote on any matters, including without limitation, any matters described in Articles 4.03 or 5.01 through 5.20 of the Texas Business Corporation Act, or any matters which are a “fundamental action” or a “fundamental business transaction” under the Texas Business Organizations Code, as either may hereinafter be amended from time to time.

2.07

Quorum.  The holders of at least fifty-one percent (51%) of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the Articles of Incorporation, or these bylaws.  If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any reconvening of an adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which could have been transacted at the original meeting, if a quorum had been present or represented.

2.08

Majority Vote; Withdrawal of Quorum.  If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of the Texas Insurance Code, the Articles of Incorporation, or these bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question.  The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders which may leave less than a quorum remaining.

2.09

Method of Voting; Proxies.  Every shareholder of record shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name on the original stock transfer books of the Corporation except, (a) to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, or (b) if, and to the extent, the Articles of Incorporation of the Corporation provide for the holders of one or more classes of shares of stock of the Corporation to vote or consent as a class with respect to any particular matter or to have other special voting or consent rights.  Such stock transfer books shall be prima facie evidence as to the identity of shareholders entitled to vote.  At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Each such proxy shall be filed with the secretary of the Corporation before, or at the time of, the meeting.  No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.  If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

2.10

Closing of Transfer Books; Record Date.  For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any reconvening thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event sixty days.  If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

2.11

Officers Duties at Meetings.  The Chairman of the Board shall preside at, and the secretary shall prepare minutes of, each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person or persons elected by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy.

ARTICLE THREE: DIRECTORS

3.01

Management.  The business and property of the Corporation shall be managed by the board of directors, and subject to the restrictions imposed by law, the Articles of Incorporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

3.02

Number; Election; Term; Qualification.  The number of directors which shall constitute the board of directors shall be not more than eleven (11) and shall never be less than seven (7).  The number of directors which shall constitute the entire board of directors shall be as provided in the Articles of Incorporation, or, in absence of applicable provisions in the Articles of Incorporation, as determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.  No director need be a shareholder, a resident of the State of Texas, or a citizen of the United States.

3.03

Changes in Number.  No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.  Any directorship to be filled by reason of an increase in the number of directors may be filled by (i) the shareholders at any annual or special meeting of shareholders called for that purpose or (ii) the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.  Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any newly created directorship(s) of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or by the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the Articles of Incorporation.

3.04

Removal.  At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of such director.

3.05

Vacancies.  Any vacancy occurring in the board of directors may be filled by (i) the shareholders at any annual or special meeting of shareholders called for that purpose or (ii) the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office.  Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any vacancies in such directorship(s) may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the Articles of Incorporation.

3.06

Place of Meetings.  The board of directors may hold its meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Texas as the board of directors may from time to time determine.

3.07

First Meeting.  Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and notice of such meeting shall not be necessary.

3.08

Regular Meetings.  Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by resolution of the board of directors and communicated to all directors.

3.09

Special Meetings; Notice.  Special meetings of the board of directors shall be held whenever called by the president or by the chairman of the board, if any.  The person calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each director at least two days before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.

3.10

Quorum; Majority Vote.  At all meetings of the board of directors, a majority of the directors, fixed in the manner provided in these bylaws, shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the act of a greater number is required by law, the Articles of Incorporation, or these bylaws.

3.11

Procedure; Minutes.  At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time.  The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting.  The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

3.12

Presumption of Assent.  A director of the Corporation who is present at any meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

3.13

Compensation.  Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary.  No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE FOUR: COMMITTEES

4.01

Designation.  The board of directors may, by resolution adopted by a majority of the entire board of directors, designate or dissolve one or more committees, including the executive and other committees, each committee to consist of one or more directors and may include non-voting advisory members.

4.02

Number; Qualification; Term.  Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors.  The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors.  Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal, as a committee member or as a director.

4.03

Authority.  Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation, including, without limitation, the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation.  Notwithstanding the foregoing, however, no committee shall have the authority of the board of directors in reference to:

(a)

amending the Articles of Incorporation;

(b)

approving a plan of merger or consolidation;

(c)

recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

(d)

recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(e)

amending, altering, or repealing these bylaws or adopting new bylaws;

(f)

filling vacancies in the board of directors or of any committee;

(g)

filling any directorship to be filled by reason of an increase in the number of directors;

(h)

electing or removing officers or committee members;

(i)

fixing the compensation of any committee member; or

(j)

altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amendable or repealable.

4.04

Committee Changes; Removal.  Except as set forth in the Articles of Incorporation, the board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.  However, a committee member may be removed by the board of directors, only if, (a) in the judgment of the board of directors, the best interests of the Corporation will be served thereby, and (b) such removal is not inconsistent with the Articles of Incorporation.

4.05

Regular Meetings.  Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.06

Special Meetings.  Special meetings of any committee may be held whenever called by any committee member.  The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting.  Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.07

Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business.  If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles of Incorporation, or these bylaws.

4.08

Minutes.  Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors.  The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

4.09

Executive Committee.  During the intervals between meetings of the board of directors, and subject to such limitations as may be required by law or by resolution of the board of directors, the Executive Committee shall have and may exercise all of the authority of the board of directors.

4.10

Ethics and Internal Affairs.  The Ethics and Internal Affairs Committee shall review and advise the Board regarding internal matters involving the Advisory Directors.

4.11

Underwriting.  The Underwriting Committee shall review and advise the Board with respect to all rate changes for insurance policies issued by the Corporation and advise management on marketing and underwriting of such policies.

4.12

Claims.  The Claims Committee shall review, analyze and consult with the Corporation regarding insured claims presented to the committee by the Claims Department, and such other matters as may be designated from time to time by the Board.

4.13

Finance.  The Finance Committee shall review and monitor the financial status of the Corporation for the purpose of optimizing the Corporation’s use of accounting, actuarial, regulatory and investment analysis to enhance and accelerate the decision-making process in response to financial trends.

4.14

Political Affairs.  The Political Affairs Committee monitor tort reform issues and other legislative matters affecting the Corporation and physician policyholders.

4.15

Physician Liaison.  The Physician Liaison Committee shall provide insured physicians with the opportunity to meet directly with the Board Members and/or Advisory Board Members regarding applications for insurance, policy renewals, premiums and any other underwriting concerns.

4.16

Responsibility.  The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

5.01

Notice.  Whenever by law, the Articles of Incorporation, or these bylaws, notice is required to be given to any committee member, director, or shareholder and no provision is made as to how such notice shall be given, it shall be construed to mean that any such notice may be given (a) in person, (b) in writing, by mail, postage prepaid, addressed to such committee member, director, or shareholder at his address as it appears on the books of the Corporation or, in the case of a shareholder, the stock transfer records of the Corporation, or (c) by any other method permitted by law.  Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid, and addressed as aforesaid.  Any notice required or permitted to be given by telegram, telex, cable, telecopy, or similar means shall be deemed to be delivered and given at the time transmitted with ail charges prepaid and addressed as aforesaid.

5.02

Waiver of Notice.  Whenever by law, the Articles of Incorporation, or these bylaws, any notice is required to be given to any committee member, shareholder, or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to ‘the giving of such notice.  Attendance of a committee member, shareholder, or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.03

Telephone and Similar Meetings.  Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.04

Action Without Meeting.

(a)

Any action which may be taken, or is required by law, the Articles of Incorporation, or these bylaws to be taken, at a meeting of the directors, or any committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Texas or in any certificate or other document delivered to any person.  The consent may be in one or more counterparts so long as each director or committee member signs one of the counterparts.  The signed consent shall be placed in the minute books of the Corporation.

(b)

Any action which may be taken, or which is required by law or the Articles of Incorporation or bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE SIX: OFFICERS AND OTHER AGENTS

6.01

Number; Titles; Election; Term; Qualification.  The officers of the Corporation shall be a president and secretary, and if the board of directors determines appropriate, one or more vice presidents (and, in the case of each vice president, with such descriptive tire, if any, as the board of directors shall determine), and a treasurer.  The Corporation may also have a chairman of the board, one or more assistant treasurers, one or more assistant secretaries, and such other officers and such agents as the board of directors may from time to time elect or appoint.  The board of directors shall elect a president and secretary and such other officers as it deems appropriate at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists.  The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable.  Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified.  Any person may hold any number of offices.  Except as provided in Section 6.07, no officer or agent need be a shareholder, a director, a resident of the State of Texas, or a citizen of the United States.

6.02

Removal.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

6.03

Vacancies.  Any vacancy occurring in any office of the Corporation may be filled by the board of directors.

6.04

Authority.  Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.05

Compensation.  The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, that the board of directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.

6.06

Chairman of the Board.  The chairman of the board shall have such powers and duties as may be prescribed by the board of directors.

6.07

President.  Unless and to the extent that such powers and duties are expressly delegated to a chairman of the board by the board of directors, the president shall be the chief executive officer of the Corporation and, subject to the supervision of the board of directors, shall have general management and control of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer.  The president may, without limitation, agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Corporation.  To the extent required by law, the president shall be a non-voting member of the Board of Directors.

6.08

Vice Presidents.  Each vice president shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer’s absence or inability to act.  As between the Corporation and third parties, any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken.

6.09

Treasurer.  The treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors.  The treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation.  Additionally, the treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation.  The treasurer shall perform such other duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.

6.10

Assistant Treasurers.  Each assistant treasurer shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.  The assistant treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant treasurer continuously) shall exercise the powers of the treasurer during that officer’s absence or inability to act.  As between the Corporation and third parties, any action taken by an assistant treasurer in the performance of the duties of the treasurer shall be conclusive evidence of the absence or inability to act of the treasurer at the time such action was taken.

6.11

Secretary.  The secretary shall maintain minutes of all meetings of the board of directors, of any committee, and of the shareholders or consents in lieu of such minutes in the Corporation’s minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings.  The secretary may sign with the president, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto.  The secretary shall have charge of the certificate books, stock transfer books, stock ledgers, and such other stock books and papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours.  The secretary shall perform such other duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.

6.12

Assistant Secretaries.  Each assistant secretary shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.  The assistant secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of .assistant secretary continuously) shall exercise the powers of the secretary during that officer’s absence or inability to act.  As between the Corporation and third parties, any action taken by an assistant secretary in the performance of the duties of the secretary shall be conclusive evidence of the absence or inability to act of the secretary at the time such action was taken.

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

7.01

Certificated and Uncertificated Shares.  The shares of the Corporation may be either certificated shares or uncertificated shares.  As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

7.02

Certificates for Certificated Shares.  The certificates representing certificated shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law.  The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation’s designated transfer agent, if any, and shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; (d) the par value of each share represented by such certificate, or a statement that the shares are without par value; and (e) such other matters as may be required by law.  The certificates shall be signed by the president or any vice president and also by the secretary, an assistant secretary, or any other officer; however, the signatures of any of such officers may be facsimiles.  The certificates may be sealed with the seal of the Corporation or a facsimile thereof.

7.03

Issuance.  Shares with par value of at least $1.00 may be issued for such consideration and to such persons as the board of directors may from time to time determine, except in the case of shares with par value the consideration must be at least equal to the par value of such shares.  Shares may not be issued until the full amount of the consideration has been paid.  After the issuance of uncertificated shares, the Corporation or the transfer agent of the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 7.02 above and such additional information as may be required by the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

7.04

Consideration for Shares.  The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received.  Neither promissory notes nor the promise of future services shall constitute payment or part payment for the issuance of shares.  In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.  When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.  The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

7.05

Lost, Stolen, or Destroyed Certificates.  The Corporation shall issue a new certificate or certificates in place of any certificate representing shares previously issued if the registered owner of the certificate:

(a)

Claim.  Makes proof by affidavit, in form and substance satisfactory to the board of directors, that a previously issued certificate representing shares has been lost, destroyed, or stolen;

(b)

Timely Request.  Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)

Bond.  Delivers to the Corporation a bond in such form, with such surety or sureties, and with such fixed or open penalty, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)

Other Requirements.  Satisfies any other reasonable requirements imposed by the board of directors.

7.06

Transfer of Shares.  Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives.  With respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation for transfer of a certificate representing shares duly endorsed and accompanied by any reasonable assurances that such endorsements are genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or if it has discharged any duty with respect to any adverse claim, issue one or more new certificates to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.  With respect to uncertificated shares, upon delivery to the Corporation or the transfer agent of the Corporation of an instruction originated by an appropriate person (as prescribed by the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter) and accompanied by any reasonable assurances that such instruction is genuine and effective as the, Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, record the transaction upon its books, and shall send to the new registered owner of such uncertificated shares, and, if the shares have been transferred subject to a registered pledge, to the registered pledgee, a written notice containing the information required to be stated on certificates representing shares of stock set forth in Section 7.02 above and such additional information as may be required by the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

7.07

Registered Shareholders.  The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

7.08

Legends.  The board of directors shall cause an appropriate legend to be placed on certificates representing shares of stock as may be deemed necessary or desirable by the board of directors in order for the Corporation to comply with applicable federal or state securities or other laws.

7.09

Regulations.  The board of directors shall have the power and authority to make all such roles and regulations as it may deem expedient concerning the issue, transfer, registration, or replacement of certificates representing shares of stock of the Corporation.

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.01

Dividends.  Subject to provisions of applicable statutes and the Articles of Incorporation, dividends may be declared by and at the discretion of the board of directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation.

8.02

Reserves.  The board of directors may create out of funds of the Corporation legally available therefor such reserve or reserves out of the Corporation’s surplus as the board of directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation.  The board of directors may modify or abolish any such reserve.

8.03

Books and Records.  The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders, board of directors, and any committee, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder.  The board of directors shall keep a full and complete record of all of its transactions.

8.04

Fiscal Year.  The fiscal year of the Corporation shall be the calendar year.

8.05

Seal.  The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the board of directors.  If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.

8.06

Attestation by the Secretary.  With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

8.07

Resignation.  Any director, committee member, officer, or agent may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the president, or the secretary.  Such resignation shall take effect at the time specified in the statement at the board of directors’ meeting or in the written notice, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given.  If no effective time is specified in the resignation, the resignation shall be effective immediately.  Unless a resignation specifies otherwise, it shall be effective without being accepted.

8.08

Securities of Other Corporations.  The president or any vice president of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.09

Amendment of Bylaws.  The power to amend or repeal these bylaws or to adopt new bylaws is vested in the board of directors, but is subject to the right of the shareholders to amend or repeal these bylaws or to adopt new bylaws.

8.10

Invalid Provisions.  If any part of these bylaws is held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

8.11

Headings.  The headings used in these bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these bylaws.

8.12

Indemnification.  The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Organizations Code, as the same exists or may hereafter be amended.  Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Section 8.12 is in effect.  Any repeal or amendment of this Section 8.12 shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment of this Section 8.12.  Such right shall include the right to be paid or reimbursed by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Organizations Code, as the same exists or may hereafter be amended.  If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Organizations Code, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.  In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives.  The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.  To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Section 8.12 shall extend to proceedings involving the negligence of such person.

As used herein, the term “proceeding” means any threatened; pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

8.13

Other Indemnification.  In addition to the indemnification provided for in Section 8.12 of these Bylaws and in the Articles of Incorporation, the Corporation may enter into agreements relating to indemnification with any person who is an officer or director of the Corporation, and any such agreement shall not be restricted, limited or impaired by any of the provisions of Section 8.12, and shall be enforceable against, and binding upon, the Corporation to the maximum extent permitted by law.

8.14

Advisory Directors.  The Advisory Board to the Corporation shall meet concurrently with the Board of Directors.  The Advisory Board shall not have any right to vote on matters before the Board, but the Advisory Board shall have the right to review information provided to the Board of Directors and to provide the Board with advice and counsel regarding such matters.

The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by the board of directors of the Corporation as of April 1, 2007.

/s/ Marc Zimmermann

Marc Zimmermann, Secretary